UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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The Procter & Gamble Company

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The following article was published by the Cincinnati Enquirer on September 6, 2017. The Procter & Gamble Company may in the future distribute this article or selected portions of this article as part of its solicitation efforts:

10A WEDNESDAY, SEPTEMBER 6, 2017 /// THE ENQUIRER opinion Innovation isn’t a ‘hobby’ for P&G or Greater Cincinnati

THE ENQUIRER/LIZ DUFOUR P&G global headquarters Downtown. “P&G isn’t just another company for Greater Cincinnati, it is part of our DNA,” the author says.

JOHNNA REEDER @JohnnaReeder he Cincinnati region was built by change makers. By people unwilling to settle for “the way things have Talways been done.” By doers. Given our region’s rich history, I found recent comments attributed to Nelson Peltz, CEO of Trian Fund Management, more than a little concerning. His proposal to move large parts of Procter & Gamble out of our region and transform what is left into a holding company will have lasting consequences on our region’s P&G families, our economy and our ability to compete on a global scale. Particularly troubling is his description of P&G’s research and development arm as a “hobby.” I’m not sure how Peltz’s businesses grow, but in Greater Cincinnati, innovation isn’t a hobby. Innovators built this town. As an economic developer, I have the opportunity almost daily to see what communities around the world are doing to attract and retain top businesses; and discovery is the core constant of their success. Without it –talent leaves, businesses move or fail and regions die. Companies like P&G, Kroger and Western & Southern are some of our original startups. When William Proc-ter and James Gamble began making soap and candles, they likely never imagined they were starting one of the world’s largest and most-profitable consumer goods companies. Today, P&G inspires a new generation of entrepreneurs to create tomorrow’s change-making businesses. From partnering with the University of Cincinnati to create design solutions to serving as mentors to startups, P&G is one of the companies that drive necessary innovation in our business community, which – in turn –attracts new companies. When we talk to fast-growing businesses around the world, their founders want to tap into and partner with the talent and brain power cultivated at P&G. The company fundamentally changed branding and advertising when it introduced ads celebrating moms during the Olympics or teaching young women to reclaim the phrase, “like a girl.” P&G isn’t just another company for Greater Cincin-nati, it is part of our DNA. The fact that organizations must run efficiently is not lost on me. We have watched as P&G used surgical precision to find efficiencies and streamline costs during the last five years. Be-Peltz ing prudent is a smart business practice, but dismantling an industry giant is unnecessary and will be felt throughout our community and around the world. We’ve looked at the numbers, and for every P&G job lost in Greater Cincinnati, three more jobs will disappear from our economy. And two of those jobs will be taken away from    workers not directly tied to P&G or its suppliers. If 1,000 P&G workers – just 10 percent of their local employment –lose their jobs, the resulting jobs lost in the business ecosystem are shocking. Among hundreds of others, these people will be out of work: » 75 protective, social and community workers, including clergy, police officers and firefighters. » 100 teachers and school support workers. » 150 local nurses, nursing assistants and home health aides. The police officers who protect our streets, the teachers who educate our children and the nurses who heal our families will all feel the impact of this decision. These workers are not corporate waste to be trimmed, they are    people who power our communities. I am encouraged because I still see in today’s P&G the values then-company President R.R. Deupree expressed in 1936, when he said, “The Procter & Gamble Company never has gone in circles, never followed footsteps, but rather has continually broken new trails, entered new fields, set new records, even raised its own high standards.” In Greater Cincinnati, we honor the old while creating the new. As P&G is faced with a naysayer, it’s comforting to know the values the company was built on will never change. Johnna Reeder is president and CEO of Regional Economic Development Initiative Cincinnati.

READ AND SHARE OPINIONS    READING AND COMMENTING ONLINE: To view editorials, letters and op-eds online, visit cincinnati.com/news/editorials-letters. Those with Facebook accounts may post comments on individual items.    WRITING LETTERS OR OP-EDS: Letters of up to 200 words may be submitted by filling out the form at static.cincinnati.com/letter/ or emailing letters@enquirer.com. Include name, address, community and daytime phone number. Op-eds are submitted the same way except they should be 500-600 words and also include a one-sentence bio and head shot. Due to our volume of mail, we are only able to publish items received electronically. Submissions may be edited for space and clarity, and may be published or distributed in print, electronic or other forms.    CINCINNATI.COM @ENQUIRER FACEBOOK.COM/ENQUIRER OPINION EDITOR Kevin Aldridge, kaldridge@enquirer.com

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.